                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Northwestern Steel and Wire Company on Form S-8 (File No. 33-56412, 33-67788, 33-53471, 333-79143 and 333-79179) of our report dated
October 20, 1999 on our audits of the consolidated financial statements and financial statement schedule of Northwestern Steel and Wire Company as of July 31, 1999 and 1998 and for the years ended July 31, 1999, 1998 and 1997, which report is included in this annual report on Form 10-K.


PRICEWATERHOUSECOOPERS




Chicago, Illinois
October 26, 1999